      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY JULY 13, 2001

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        XM SATELLITE RADIO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   54-1878819
                      (IRS employer identification number)

                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
                                 (202) 380-4000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ------------------------

             XM SATELLITE RADIO HOLDINGS INC. 1998 SHARES AWARD PLAN
          XM SATELLITE RADIO HOLDINGS INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                            ------------------------

                            Joseph M. Titlebaum, Esq.
              Senior Vice President, General Counsel and Secretary
                        XM Satellite Radio Holdings Inc.
                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
                                 (202) 380-4000
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                                Steven M. Kaufman
                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                 AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES                   TO BE           OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                REGISTERED(1)       PER SHARE (2)         PRICE (1)(2)       FEE (1)(2)
-----------------------------------------------------------------------------------------------------------------------
Class A common stock, par value $.01 per       3,300,000           $14.435            $47,635,500          $11,909
share
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------


(1) The Registrant is registering 3,300,000 shares of its Class A common stock, par value $.01 per share, for issuance pursuant to its 1998 Shares Award Plan and its Employee Stock Purchase Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

Pursuant to Rule 429 under the Securities Act, this Registration Statement also amends the information contained in the earlier registration statement relating to, among other plans, the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan and the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan:
Registration Statement No. 333-92049, filed on December 3, 1999, Post-Effective Amendment No. 1 to Registration Statement No. 333-92049, filed on December 23, 1999, and Registration Statement No. 333-42590, filed on July 28, 2000.

                                EXPLANATORY NOTE

         As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statements relating to, among other plans, the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan and the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan: Registration Statement No. 333-92049, filed on December 3, 1999, Post-Effective Amendment No. 1 to Registration Statement No. 333-92049, filed on December 23, 1999, and Registration Statement No. 333-42590, filed on July 28, 2000.

         On January 11, 2001, the Board of Directors of XM Satellite Radio Holdings Inc. (the "Company") approved and adopted an amendment to the Company's 1998 Shares Award Plan (the "SAP") to increase the number of shares of Class A Common Stock, par value $.01 per share ("Common Stock"), of the Company reserved under the SAP by 3,000,000 from 5,000,000 to 8,000,000. On March 8, 2001, the
Board of Directors of the Company approved and adopted an amendment to the Company's Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock reserved under the ESPP by 300,000 from 300,000 to 600,000. These increases were needed to have options and Common Stock available in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations. The Company's stockholders approved the amendment to the SAP and the ESPP at the annual meeting of stockholders held on May 24, 2001. Accordingly, as amended, the total number of shares of Common Stock available under the SAP is 8,000,000, of which 3,000,000 shares are being registered hereunder, and the total number of shares of Common Stock available under the ESPP is 600,000, of which 300,000 shares are being registered hereunder.

         A description of the amendments to the SAP and the ESPP is included in the Company's definitive proxy statement on Schedule 14A dated April 19, 2001, with respect to the Company's annual meeting of stockholders held on May 24, 2001.

ITEM 8.           EXHIBITS.


   Exhibit
     No.                           Exhibit
   -------                         -------
      4.1       XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended.

      4.2       XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan, as amended.

      5.1       Legal Opinion of Hogan & Hartson L.L.P.

     23.1       Consent of KPMG LLP, independent certified public accountants.

     23.2       Consent of Hogan & Hartson L.L.P (included in Exhibit 5.1).

     24.1       Power of Attorney (included on signature page).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on July 11, 2001.



                                      XM SATELLITE RADIO HOLDINGS INC.


                                      By: /S/ HUGH PANERO
                                          --------------------------------------
                                          Hugh Panero
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Panero, Heinz Stubblefield and Joseph M. Titlebaum, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


              NAME                                         TITLE                                 DATE
              ----                                         -----                                 ----

/S/ HUGH PANERO                           President, Chief Executive Officer and             July 11, 2001
-------------------------------           Director (Principal Executive Officer)
Hugh Panero

/S/ HEINZ STUBBLEFIELD                    Senior Vice President and Chief Financial          July 11, 2001
-------------------------------           Officer (Principal Financial and Accounting
Heinz Stubblefield                        Officer)


/S/ GARY M. PARSONS
-------------------------------           Chairman of the Board of Directors                 July 11, 2001
Gary M. Parsons



/S/ Nathaniel A. Davis
-------------------------------           Director                                           July 11, 2001
Nathaniel A. Davis


/S/ THOMAS J. DONOHUE
-------------------------------           Director                                           July 11, 2001
Thomas J. Donohue



-------------------------------           Director
Randall T. Mays


/S/ PIERCE J. ROBERTS, JR.
-------------------------------           Director                                           July 11, 2001
Pierce J. Roberts, Jr.


/S/ RANDY S. SEGAL
-------------------------------           Director                                           July 11, 2001
Randy S. Segal



-------------------------------           Director
Jack Shaw


/S/ DR. RAJENDRA SINGH
-------------------------------           Director                                           July 11, 2001
Dr. Rajendra Singh


/S/ RONALD L. ZARRELLA
-------------------------------           Director                                           July 11, 2001
Ronald L. Zarrella

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